UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): April 19, 2006

THE ALPINE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-02249

Delaware	22-1620387
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of Principal Executive Offices, Including Zip Code)

(201) 549-4400
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17CFR240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2006, the Executive Compensation and Organization Committee (the “Committee”) of the Board of Directors of The Alpine Group, Inc. (the “Company”) acted to approve the (a) payment of 2005 bonuses and (b) 2006 compensation plan for senior executives of the Company, as described below.

2005 annual cash bonuses for the senior executives named below were approved as follows:

		Amount of 2005
Name	Position	Annual Bonus

Steven S. Elbaum	Chairman and Chief Executive Officer	$497,000
K. Mitchell Posner	Executive Vice President	$125,000
David A. Owen	Chief Financial Officer	$125,000
Stewart H. Wahrsager	Senior Vice President, General Counsel and Corporate Secretary	$110,000
Harold M. Karp	President, Essex Electric Inc.	$110,000
Dana P. Sidur	Vice President & Corporate Treasurer	$90,000

The 2006 compensation plan approved by the Committee includes voluntary reductions, effective January 1, 2006, in senior executive base compensation levels for 2006 and grants of restricted common stock, par value $0.10 per share of the Company (the “Grants”), as described below.

		2005 Base	2006 Base
Name	Position	Compensation	Compensation	Grants

Steven S. Elbaum	Chairman and Chief Executive Officer	$622,000	$435,000	62,192
K. Mitchell Posner	Executive Vice President	$250,000	$188,000	20,833
David A. Owen	Chief Financial Officer	$248,000	$186,000	20,667
Stewart H. Wahrsager	Senior Vice President, General Counsel and Corporate Secretary	$220,000	$176,000	14,667
Harold M. Karp	President, Essex Electric Inc.	$250,000	$175,000	25,000
Dana P. Sidur	Vice President & Corporate Treasurer	$180,000	$144,000	12,000

The Grants will be made from treasury shares and are eligible for deferral in The Alpine Group, Inc. Deferred Stock Account Plan, and will vest in three equal annual installments commencing with the first anniversary of date of grant. All unvested Grants will be forfeited in the event that the grantee’s employment with the Company is terminated for any reason other than death or disability.

On April 19, 2006, the following transactional bonuses were awarded by the Committee to the senior executives named below in connection with the sale of the Essex Electric Inc. building wire business completed on January 31, 2006, subject to (a) the recipient’s agreement to participate in the 2006 compensation plan and (b) forfeiture of the bonus in the event of voluntary termination of employment by recipient prior to December 31, 2007:

		Amount of
Name	Position	Transactional Bonus

Steven S. Elbaum	Chairman and Chief Executive Officer	$453,000
K. Mitchell Posner	Executive Vice President	$125,000
David A. Owen	Chief Financial Officer	$100,000
Stewart H. Wahrsager	Senior Vice President, General Counsel and Corporate Secretary	$90,000
Harold M. Karp	President, Essex Electric Inc.	-0- (1)
Dana P. Sidur	Vice President & Corporate Treasurer	$75,000

(1)
The sale by Essex Electric Inc. constituted a “Change of Control” event under Mr. Karp’s employment agreement. He received a “Change of Control” payment of approximately $1.1 million (approximately 3 times his base salary and bonus) pursuant to his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 21, 2006	THE ALPINE GROUP, INC.

	By:	/s/ Stewart H. Wahrsager
Stewart H. Wahrsager
Senior Vice President, General Counsel & Corporate Secretary